CERTIFICATE OF DESIGNATION OF

PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

GOLDEN EAGLE INTERNATIONAL, INC.

_________________

        The undersigned, Terry C. Turner and Tracy A. Madsen, certify that:

I.     They are the duly acting President and Secretary, respectively, of Golden Eagle International, Inc., a corporation organized and existing under the Colorado Business Corporation Act (the “Corporation”).

II.     Pursuant to authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, and pursuant to the provisions of §7-106-102 of the Colorado Business Corporation Act, said Board of Directors, pursuant to an action by the Board of Directors as of February 15, 2005, adopted resolutions establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series A Convertible Preferred Stock, which resolution amends Article 4 of the Corporation’s Articles of Incorporation, as amended. Such resolution provides as follows:

RESOLVED, that a series of Preferred Stock in Golden Eagle International, Inc., a Colorado corporation (the “Corporation”), known as Series A Convertible Preferred Stock (“Series A Stock”), having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Articles of Incorporation, as amended.

    1.        Number and Designation. This series shall consist of 3,500,000 shares of Preferred Stock of the Corporation and shall be designated Series A Convertible Preferred Stock (“Series A Stock”). No shares of Series A Stock have been issued.

    2.        Rights and Preferences. The Board of Directors of the Corporation has the right to adopt, at any time and without shareholder approval, one or more series of preferred stock that is junior to or in para passu with the Series A Stock.

    3.        Voting Rights.

    A.        Except as set forth below, the holders of Series A Stock shall be entitled to one vote for each share of Common Stock that would be issued upon conversion of the Series A Stock by such holder in a manner consistent with Section 6, below at the time of the vote by the shareholders.

    B.        Once the Holders have purchased 350,000 shares of Series A Stock, and for so long as there are at least 100,000 shares of Series A Stock outstanding, the Holders shall have the right to elect one member of the Board of Directors of the Corporation, and the Board of Directors of the Corporation will not consist of more than five persons pursuant to the Company’s current Articles of Incorporation. If, however, the majority of the Board of Directors, or the shareholders, shall vote to amend the Articles of Incorporation to increase the number of possible members of the Board of Directors to seven (and by agreement this number may only be increased to odd numbers), then the Holders shall be entitled to elect two members of the Board; and, if the number of members of the Board of Directors is increased to nine, then shall the Holders be entitled to elect three members to the Board. Any person nominated by the Holders to the Corporation’s board of directors must provide the Corporation the information regarding that nominee required by Part IV of SEC Regulation S-B or S-K, as applicable sufficiently in advance of such nomination for the Corporation to make the appropriate disclosure as required by the Securities Exchange Act of 1934, as amended. In addition, no such person may have been involved in litigation of the nature that must be disclosed.

    4.        Preference Upon Liquidation.

    A.        Upon any liquidation, dissolution or winding up of the Corporation (the “event”), whether voluntary or involuntary, each holder of Series A Stock shall be required to convert his preferred shares to common shares or the Corporation at the date of the occurrence of the event pursuant to paragraph 6 below. Holder, as a common shareholder after conversion, may be paid cash, assets or other distributable property out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, in an amount equal to the number of common shares held as with any other common shareholder. For the purposes of this Section 4, the term “liquidation” means any sale by the Corporation of more than 75% of the fair market value of its assets, whether or not such sale is part of a formal plan of liquidation or dissolution.

    B.        In the event of a merger, reorganization, acquisition or sale of all or substantially all of the Corporation’s assets in which the holders of the Corporation’s capital hold less than 51% of the voting power in the surviving entity, the commencement of a voluntary case by the Corporation under United States bankruptcy law or any similar law, upon consent to the entry of an order for relief in an involuntary case under any such law, the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) to either the Corporation or of any substantial part of its property, the making of an assignment for the benefit of the Corporation’s creditors, or an admission in writing by the Corporation of its inability to pay its debts generally as they become due, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of paragraph 4(A).

    5.        Dividend Preference

    A.        Commencing on the date of issuance of any shares of Series A Stock and continuing until the Series A Stock has been converted or redeemed, the Corporation shall reserve for payment on each outstanding share of Series A Stock a dividend (the “Dividend”), at an annual rate equal to the product of multiplying (i) the Original Purchase Price per share by (ii) eight percent (8.0%). The Dividend shall be payable when, as and if declared by the Board of Directors, but whether or not paid or declared, the accrued dividend is convertible into shares of common stock as described in Section 6, below, or payable in cash, at the election of the Corporation. However, if the Corporation shall determine to pay the dividend in cash, it will give the Holder at least twenty days’ advance written notice of the Corporation’s intention to pay the dividend in cash to permit the Holder to determine whether to convert such dividend into common stock pursuant to Section 6, below.

    B.        Other Dividends. The holder of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

    6.        Conversion

    A.        Voluntary Conversion. The holders of Series A Stock will have the right, at the option of the holder, to convert each share of Series A Stock that the holder owns into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, but in no event earlier than one year from the date of purchase of the preferred share.

(i)	Mechanics of Conversion. Before any holder of Series A Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or transfer agent for Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same, stating therein the number of shares of Series A Stock being converted. Thereupon, the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii)	Conversion Price. The number of common shares into which one share of Series A Stock shall be convertible shall be determined by dividing the Original Purchase Price by the then existing Conversion Price, which shall be subject to adjustment from time to time in certain instances, as described below. The Conversion Price initially will be calculated as follows:

(1) 50% of the average of the closing price for those shares reported on the OTC Bulletin Board (or other principal market for the Corporation’s common stock) for the three trading days prior to the date the Corporation receives the Holder’s written notice of conversion, or $0.10 per share, whichever is greater.

(2) Should the Corporation’s common stock trade at $0.15 or less per share for the 15 trading days prior to the date the Corporation receives the Holder’s written notice of conversion, then, and only then, shall the Holder be entitled to exercise its preferred shares for 50% of the average of the closing market price for those shares for the three trading days prior to the date of receipt of the written notice, provided however that in no event will the conversion price be less than $0.05 per share.

(3) Should the Corporation have sold fewer than 1,000,000 shares of the Series A Stock before November 1, 2005, then the minimum conversion price in paragraph (1), above, will be increased from $0.10 to $0.25 and in paragraph (2) from $0.05 to $0.25.

(4) Should the Corporation have sold fewer than 2,000,000 shares of the Series A Stock before November 1, 2005 (but 1,000,000 shares or more), then the minimum conversion price in paragraph (1), above, will be increased from $0.10 to $0.20 and in paragraph (2) from $0.05 to $0.20.

Should the Corporation have sold fewer than 3,500,000 shares of the Series A Stock before November 1, 2005 (but 2,000,000 shares or more), then the minimum conversion price in paragraph (1), above, will be increased from $0.10 to $0.15 and in paragraph (2) from $0.05 to $0.15.

(iii)	Adjustment for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the date the Series A Stock originally was issued (the “Original Issuance Date”), effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Original Issuance Date combine outstanding shares of Common Stock, the Conversion Price then in effect immediately before such combination shall be proportionately increased. Any adjustment under this paragraph 5(A)(iii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iv)	Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issuance Date, makes, issues or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series A Stock then in effect by a fraction:

(A)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Stock shall be recomputed accordingly as of the close of business on such record date and thereafter, the Conversion Price for the Series A Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(v)	Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date, makes, issues or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation, other than shares of Common Stock, then and in each such event, provision shall be made so that the holders of such Series A Stock shall receive, upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Stock.

(vi)	Adjustment for ReclassificationExchange or Substitution. If the Common Stock issuable upon the conversion of Series A Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise provided for elsewhere in this paragraph, then and in each such event, the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(vii)	Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock, other than a subdivision, combination, reclassification or exchange of shares, or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of such Series A Stock, the number of shares of stock, other securities or property of the Corporation or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph with respect to the rights of the holders of the Series A Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph, including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Stock, shall be applicable after that event as nearly equivalent as may be practicable.

(viii)	Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series A Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(ix)	Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

    B.        Automatic Conversion. The Series A Stock will be converted automatically into Common Stock, at its then applicable Conversion Price in the event that the holders of a majority of the Series A Stock consent to the conversion into Common Stock. The rights applicable to voluntary conversions under Section 6(A) also are applicable to automatic conversions.

    7.        Miscellaneous.

    A.        Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Series A Stock. Upon the surrender of any certificate representing Series A Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

    B.        Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

    C.        Notice. In addition to the other notice requirements contained within Section 7, the Corporation shall notify the holders of the Series A Stock in the event of: (i) certain takings by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, subscription or acquisition rights; (ii) any capital reorganization, reclassification or recapitalization of the capital stock of the Corporation, merger of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other company, entity or person; or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

    8.        Optional Redemption.

    A.        At any time after December 31, 2006, and from time-to-time, the Corporation may redeem all or any part of the Series A Stock at its election in the manner prescribed in this Section 8, provided that such redemption does not constitute a default under any other agreements to which the Corporation is a party.

    B.        Before making any redemption, the Corporation shall mail by certified or registered mail, return receipt requested, to each record holder of any Series A Stock at the address shown on the Corporation’s records, a written notice (a “Redemption Notice”) stating: (i) the number of shares of Series A Stock held of record by such holder which the Corporation proposes to redeem; (ii) the date (herein called the “Redemption Date”) on which the Corporation proposes to pay the Redemption Price for the shares to be redeemed; (iii) the Redemption Price which under this Section 8 is to be paid for each share to be redeemed; and (iv) the place at which the shares to be redeemed may be surrendered in exchange for the Redemption Price for such shares. Upon the mailing of a Redemption Notice, the Corporation shall become obligated to redeem the Series A Stock specified in such notice on the date specified in such notice as the Redemption Date. Each Redemption Notice shall be mailed at least 30 days before the Redemption Date, provided that if the Corporation fails to pay the Redemption Price on such date (for a reason other than a holder’s failure to deposit Series A Stock certificates pursuant to Section 8(D) below), the Redemption Date shall be the date on which the Corporation actually pays the Redemption Price.

    C.        The number of shares of Series A Stock to be redeemed from each holder thereof in repurchases under Section 8(A) shall be determined by the Corporation, and shall be proportional from each holder of Series A Stock if there is more than one holder.

    D.        (i) For each share of Series A Stock which shall be redeemed by the Corporation at any time under Section 8, the Corporation shall be obligated to pay to the holder of such share an amount in cash (herein called the “Redemption Price” for such share) equal to the Original Purchase Price of such share. The Corporation shall be obligated to pay on any Redemption Date on which the Corporation shall be required to redeem any Series A Stock the Redemption Price for each share. Such payments which the Corporation shall be obligated to make on any Redemption Date shall be deemed to become “due” for all purposes of this Section 8(D) regardless of whether the Corporation shall be able to legally permitted to make such payments on such Redemption Date.

               (ii) Each holder of Series A Stock shall be entitled to receive on or at any time after any Redemption Date the full Redemption Price for each share of Series A Stock held by such holder which the Corporation shall be obligated to redeem on such Redemption Date upon surrender by such holder at the Corporation’s principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment duly endorsed in blank. After the payment by the Corporation in cash of the full Redemption Price for any Series A Stock, all rights of the holder of such stock shall (whether or not the certificate representing such stock shall have been surrendered for cancellation) cease and terminate with respect to such stock.

III.     The number of authorized shares of Preferred Stock of the Corporation as set forth in its Amended and Restated Articles of Incorporation filed with the Colorado Secretary of State on or about June 19, 2000 is 10,000,000, and the number of shares of Series A Stock established by this Certificate of Designation is 3,500,000. The Corporation has not previously issued shares of its Preferred Stock.

        IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Certificate of Designation this 10th day of March, 2005.

GOLDEN EAGLE INTERNATIONAL, INC. By: /s/ Terry C. Turner —————————————— Terry C. Turner President By: /s/ Tracy A. Madsen —————————————— Tracy A. Madsen Secretary

The individual causing this document to be delivered for filing is:

Herrick K. Lidstone, Jr., Burns Figa & Will, P.C., 6400 S. Fiddlers Green Circle, Suite 1030, Englewood, CO

80111.

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